Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-58329 and 333-89692) and Forms S-8 (No. 33-51234, 33-73300 and 333-09093) of BioLase Technology, Inc. of our report dated February 10, 2003, except for Note 2, as to which the date is September 3, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Orange County, California
September 10, 2003